UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report: August 8, 2012

(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2012, the Board of Directors of E*TRADE Financial Corporation (the “Company”) approved the Amended and Restated Bylaws, effective immediately upon adoption. Among the changes to the Bylaws, the Board of Directors:

•	Amended Article 1, Section 4 to indicate that:

•	the notice of stockholder meetings must state place, date, time and record date for stockholders entitled to vote at meeting, if different from record date for notice of meeting;

•	the notice of stockholders meetings must be given no less than 10 days before the meeting to each stockholder entitled to vote as of the record date for notice of the meeting;

•	the officer presiding at a meeting shall have the power to adjourn the meeting, whether or not a quorum is present;

•

notice of adjournment is not required if the time and place are announced at the adjourned meeting, unless the adjournment is for more than 30 days or a new record date is fixed for stockholders entitled to vote; and

•

if after an adjournment a new record date for stockholders entitled to vote is fixed, the Board of Directors must fix a new record date for notice of the adjourned meeting and give notice of the new record date for voting to stockholders on the record date for notice.

•	Amended Article 1, Section 5 to indicate that in the absence of a quorum, a majority of the stockholders present or the officer presiding at the meeting may adjourn the meeting.

•	Amended Article 1, Section 8 to indicate that:

•	for business or nominations to be properly brought before an annual meeting, the stockholder must be a stockholder of record at the time giving the notice who is entitled to vote at the meeting;

•

for business or nominations to be properly brought before an annual meeting, the stockholder must also include in the notice information regarding the record and beneficial owner with respect to the following: ownership of derivative instruments, any contract or relationships with respect to the voting of the shares of the Company, any short interest in any security of the Company, any proportionate interest in shares of the Company or derivative instruments and any performance-related fees based on an increase or decrease in the value of the Company’s shares or derivative instruments;

•

if the size of the Board of Directors is increased and no notice is given of the increase at least 10 days before the advance notice deadline, a stockholder of record can deliver notice of nominations for the newly created positions no later than the 10th day following the Company’s first public announcement of the increase;

•	advance notice requirements now apply and require nominating stockholder to provide the information required to be submitted for nominations at annual meetings;

•	the adjournment and postponement of an annual meeting do not trigger new advance notice period;

•	the nomination provisions now require that the notice include a representation regarding stockholder’s intent to solicit proxies in favor or proposed nominations; and

•	business and nominations cannot be brought if stockholder does not act in accordance with the representation made in the solicitation statement included in the notice.

•	Amended Article 2 to reflect the declassification of the Board of Directors as approved by the stockholder at the Company’s annual meeting held on May 10, 2012.

•	Amended Article 4, Section 4 to:

•	eliminate the record date requirements for consent because the Amended and Restated Certificate of Incorporation does not permit stockholder action by written consent; and

•	permit the Board of Directors to set separate record date for voting at meetings and notice of meetings as permitted by recent amendments to the Delaware General Corporation Law.

•	Amended Article 5, to indicate that:

•	the right to indemnification also applies to former directors and officers;

•	the right to advancement of expenses also applies to current and former officers;

•	persons serving at the request of the Company as directors, officers or trustees of another entity have a right to indemnification;

•	the right of advancement of expenses is limited only to officers and directors;

•	for suits initiated by a director or officer, the Company must indemnify or advance expenses only if the proceeding was authorized by the Board of Directors;

•	the Company is required to pay indemnification claims to the fullest extent permitted by Delaware law;

•	indemnification claims are required to be paid within 60 days and advancement of expenses within 20 days; and

•	the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, is on the Company.

•	Certain other technical and clarifying amendments to matters of administration and process.

The foregoing is a summary of the amendments made to the Amended and Restated Bylaws. This summary is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events

On August 8, 2012, the Company’s Board of Directors approved amendments to the Compensation Committee Charter.

The Compensation Committee Charter, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, effective August 8, 2012

99.1	Compensation Committee Charter, effective August 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: August 13, 2012	By:	/s/ Karl A. Roessner
		Name:	Karl A. Roessner
		Title:	Corporate Secretary